                                                                    EXHIBIT 10.2

          EQUIPMENT PURCHASE AND ENGINEERING TEST SERVICES AGREEMENT

     This EQUIPMENT PURCHASE AND ENGINEERING TEST SERVICES AGREEMENT (the "Agreement") is entered into on this 29th day of September, 1999 by and among Fairchild Semiconductor Corporation ("Fairchild") and Artest Corporation ("Artest").

                                 I.   RECITALS

     Whereas, Fairchild is in the business of designing, manufacturing and marketing high performance semiconductors for multiple end market uses; and

     Whereas, Artest is, among other things, in the business of performing test services for semiconductors; and

     Whereas, Artest desires to purchase from Fairchild backend test equipment used by the Fairchild Mixed Signal Business Unit ("MBU") (such equipment collectively referred to as "TEST") and to provide engineering services and production testing of products for MBU; and

     Whereas, Fairchild desires to subcontract to Artest all or a significant portion of the MBU backend production test and shipping functions it currently performs for itself, providing Artest can do so at competitive prices for this service;

     Now, Therefore, Fairchild and Artest hereto agree as follows:

                               II.   DEFINITIONS

     1. The definitions set forth below shall apply wherever they appear in this Agreement and all exhibits hereto.

         1.1 "Confidential Information" shall mean any information written or otherwise disclosed in any medium by one party to the other under this Agreement which is marked or otherwise designated as "Confidential" or is clearly by its nature confidential. Confidential Information shall include, but is not limited to, confidential information of subcontractors and suppliers to either party.

         1.2 "Engineering Test Services" shall mean those services Artest agrees to perform for Fairchild pursuant to this contract including, but not limited to providing Fairchild employees access to the TEST, and providing Fairchild with final test and shipping for Fairchild products listed in the Old 26MM Table of Exhibit 3.

         1.3 "Retention Amount" shall mean an amount of money to be paid over time by Fairchild to Artest, which agrees to pay such amounts to the TEST Personnel in order to assure the retention of necessary TEST Personnel. The Retention Amount shall be


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

     equal to the sum of Fairchild's current identified severance program for each of the TEST Personnel as specified in Exhibit 2 (for a total of [*]). Any part of the Retention Amount, which has not been paid to the TEST Personnel at the end of twelve (12) months following the effective date of this Agreement, shall be returned to Fairchild.

         1.4 "TEST" shall mean the backend test equipment of the Fairchild Mixed Signal Business Unit which is listed in Exhibit 1.

         1.5 "TEST Facilities" shall mean the current location of TEST until June of 2000. After June of 2000, the location of the TEST Facilities shall be moved to another facility agreed upon by Fairchild and Artest.

         1.6 "TEST Personnel" shall mean the operators and test personnel listed in Exhibit 2, Table I who are currently employed by Fairchild and work with the TEST equipment.

              III.   EQUIPMENT PURCHASE, FACILITIES AND PERSONNEL

     2. Sale of TEST Equipment. Artest shall purchase from Fairchild, in accordance with and subject to the terms, covenants and conditions hereinafter set forth, the TEST equipment.

         2.1 Purchase Price. Upon execution of the Agreement, Artest shall pay to Fairchild for TEST the sum of $865,000.00 in cash or readily available funds, which price the parties agree is fair and reasonable. The purchase price shall be paid on the date of the execution of this Agreement. At receipt of payment, Fairchild will deliver good title of equipment free of all liens and security interest and documentation that identifies that testers are in working condition and meeting manufacturers specifications.

         2.2 Finality of Sale. The sale of the TEST equipment shall be final upon execution of this Agreement regardless of whether the Engineering Test Services portion of the Agreement is terminated for cause or otherwise.

         2.3 No Warranties; Limited Liability. ARTEST PURCHASES THE TEST EQUIPMENT FROM FAIRCHILD IN ITS PRESENT CONDITION, AS IS AND WITH ALL FAULTS. ARTEST ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO INSPECT THE TEST EQUIPMENT AS FULLY AS IT DESIRES. THE PARTIES ACKNOWLEDGE THAT FAIRCHILD MAKES NO WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE TEST EQUIPMENT, AND THERE IS EXPRESSLY EXCLUDED ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. FAIRCHILD SHALL HAVE NO LIABILITY UNDER THIS AGREEMENT FOR ANY DAMAGES SUFFERED BY ARTEST OR ANY THIRD PARTY INCLUDING BUT NOT LIMITED TO DAMAGES FOR PERSONAL


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

     INJURIES OR LOSS OF PROFITS, OR CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES.

     3. Facilities Usage. Artest will take over the facilities of TEST and maintain TEST at the current Fairchild location for the benefit of Fairchild (the "TEST Facilities") and pay Fairchild a user fee for the space at the full service rate listed in Exhibit 2, Table 2. Artest agrees to comply in all respects with any requirements imposed on Fairchild under its Master Lease with Naoto Ohtsuki. Fairchild will notify Naoto Ohtsuki of Artest's usage of the TEST facilities.

          3.1 User Fee. As specified in Exhibit 2, Table 2, the user fee for the TEST Facilities shall be [*] which rate the parties agree is fair and reasonable. The user fee shall be payable on or before the third day of each month.

         3.2 Default. Artest shall be in default of its obligations under the Facilities Usage portion of this Agreement if it fails to pay the monthly user fee as specified in Exhibit 2, Table 2 when due, or takes any other action inconsistent with Fairchild's Master Lease, and such failure is not cured within three business days after Artest's receipt of written notice. In the event of Artest's default, Fairchild shall have the following rights and remedies, in addition to all other rights and remedies provided by law:
     (1) Fairchild may keep the Facilities Usage portion of this Agreement in effect and recover unpaid rents, (2) Fairchild may release the TEST Facilities to another tenant, (3) Fairchild may terminate the Facilities Usage portion of this Agreement by written notice to Artest.

         3.3 Utilities. Fairchild will provide phone system access and separate billing of phone usage. Artest will pay all charges for Artest's phone usage while at the current Fairchild facilities. All other utilities and building maintenance services are included in the full service rate listed in Exhibit 2, Table 2.

         3.4 Length of Usage. Artest will sublease from Fairchild the space described in Exhibit 2, Table 2, from the date of the execution of this Agreement until June 30, 2000.

         3.5 Relocation of TEST. Upon the expiration of the term of the sublease, but in no event later than June 30, 2000, Artest shall relocate TEST at its own cost to a new facility that allows full access by Fairchild product and test engineering personnel. Notwithstanding the foregoing, Artest shall ensure the continuous operation of TEST during the relocation with uninterrupted access by Fairchild employees. The TEST Facilities after June of 2000 shall be of the same quality and proximity to Fairchild's product and test engineering personnel as are the current TEST Facilities. Artest and Fairchild shall use their best efforts to jointly seek new space to allow for a coordinated move to the new facilities. All facility items purchased by Artest will remain the property of Artest after the expiration of the current lease and not part of Facility left behind for landlord.



* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

     4. Personnel. Artest shall offer employment, at comparable pay and benefits, to the operators and test personnel listed in Exhibit 2, Table I who are currently employed by Fairchild, to maintain continuity and knowledge of Fairchild products (the "TEST Personnel"). The TEST Personnel shall become employees of Artest and shall be the sole responsibility of Artest. In addition to the personnel listed in Exhibit 2, Artest shall provide to the TEST Personnel team two additional positions to be filled from current Artest personnel or to be newly hired by Artest at its discretion. These two positions shall be a shipping clerk and a supervisor of the TEST Personnel.

         4.1 Retention of TEST Personnel. Artest, with the cooperation of Fairchild, shall use its best efforts to jointly develop a retention program to assure employment continuity of the TEST Personnel to be hired by Artest from Fairchild. Fairchild shall pay to Artest a Retention Amount to foster this continuity. The Retention Amount shall be paid in four (4) quarterly retainer payments to Artest during the twelve (12) months following the effective date of the Agreement. Any additional retention program to either new personnel or to personnel listed in Exhibit 2 is the sole responsibility of Artest. The Retention Amount shall be intended to meet any severance obligation of Fairchild to the TEST Personnel and they shall be notified of this fact. Any other obligations to employees of TEST prior to the transfer are the sole responsibility of Fairchild.

                        IV.   ENGINEERING TEST SERVICES

     5. Engineering Test Services. Fairchild agrees to contract with Artest for production test and shipping services (the "Engineering Test Services"). Artest shall provide these services to Fairchild in the same manner as they are currently done by Fairchild. Artest shall use commercially reasonable efforts to perform its obligations under this Engineering Test Services Agreement and Fairchild agrees to cooperate in good faith to allow Artest to perform the Engineering Test Services.

     6. Relationship of the Parties. For all purposes of this agreement Artest shall be acting as an independent contractor and not as an employee or agent of Fairchild. Artest further understands that, except as specifically provided in this Agreement, Fairchild is under no obligation to contract for any work exclusively from Artest, and Artest is free to contract to supply work to others.

     7. Access to Teradyne and Trillium Equipment. Artest will provide access to TEST for Fairchild product and test engineers for test development and yield enhancement during the daytime shift (8 A.M - 5 P.M., Monday - Friday). Artest shall provide to Fairchild at the request of Fairchild, up to [*] hours per month of Teradyne and up to [*] hours per month of Trillium machine time during the daytime shift. The Teradyne and Trillium equipment that Fairchild may use is described in Exhibit 1. Fairchild's time on said machines shall be allocated evenly throughout each month.

         7.1 Notice of Change in Usage. Fairchild shall notify Artest if it doesn't need the minimum guarantee time and will release any unused machine time to Artest for its use. Conversely, Artest will notify Fairchild if it doesn't need the machine time



* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

     beyond the minimum time listed above and release to Fairchild the right to use the machines beyond the agreed to hours.

         7.2 User Fee. For the use of the Teradyne and Trillium machines described in Exhibit 1, Fairchild shall pay to Artest a user fee in the amount of [*] per year payable in equal monthly installments beginning on the date of the execution of this Agreement. The user fee shall be payable on or before the third day of each month. Any hours used in excess of the amounts listed in section 7 shall be billed at "most favorable price" offered by Artest to other customers but in no event are to exceed [*]/hour for Teradyne and [*]/hour for Trillium.

         7.3 License. Artest and Fairchild shall use their best efforts to work to transfer to Artest any Fairchild "right to use" license on the Teradyne or any other piece of the TEST equipment. Artest and Fairchild shall use their reasonable best efforts to minimize the cost of this transfer but any costs associated with the transfer of the license shall be born by Artest alone and Fairchild shall have no obligation to assure the transfer.

     8. Eagle Test System. Artest shall purchase an Eagle test system and related interface hardware satisfactory to Fairchild to be located at the TEST Facilities. The Eagle test system and interface hardware shall be satisfactory to Fairchild and shall enable both production test and test development. Fairchild will use its best efforts to negotiate with the Eagle Test Company to allow Artest access to Fairchild's favorable price, but Fairchild shall not be obligated to obtain such price for Artest.

         8.1 Access to Eagle Test System. Artest will provide access to the Eagle Test system to Fairchild product and test engineers for test development and yield enhancement during the daytime shift (8 A.M - 5 P.M., Monday - Friday). Artest shall provide to Fairchild at Fairchild's request up to 90 hours per month of machine during the daytime shift each month. Fairchild's time shall be allocated evenly throughout each month.

         8.2 Notice of Change in Usage. Fairchild shall notify Artest when it doesn't need the minimum guarantee time and will release any unused machine time to Artest for its use. Conversely, Artest will notify Fairchild if it doesn't need the Eagle machine beyond the minimum time listed above and release to Fairchild the right to use the machines beyond the agreed to hours.

         8.3 User Fee. For the use of the Eagle Test system as listed above, Fairchild shall pay to Artest a user fee in the amount of [*] per year payable in equal monthly installments beginning on the date of the execution of this Agreement. The user fee shall be payable on or before the third day of each month. Any hours used in excess of the amounts listed in section 8 shall be billed at "most favorable price" offered by Artest to other customers but in no event are to exceed [*]/hour.

     9. Production Test Services. Fairchild agrees to use Artest to perform all final test and shipping responsibilities for all currently sold Fairchild products listed in the Old 26MM Table of Exhibit 3 for a period of at least three (3) years, provided that Artest can maintain


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

competitive costs, service and quality for test and shipping. While the costs for the production test services supplied by Artest must be competitive with equivalent services provided in the semiconductor industry, the costs shall not exceed the costs for test and shipping listed in Exhibit 3. The parties agree to meet from time to time during the course of the term of this agreement to discuss the services and quality for the testing provided by Artest to Fairchild under this agreement. If Fairchild determines that Artest's services are in any way non-competitive, then Fairchild shall give Artest written notice of such inadequacy and Artest shall have reasonable time to correct the deficiency. If Artest shall fail to correct then Fairchild can upon written notice obtain services from another source.

         9.1 Test Services for Fairchild's Mixed Signal Business Unit. Fairchild shall endeavor to use Artest as its subcontractor for all final test and shipping for any new products Fairchild develops at its Mixed Signal Business facility provided that Artest's costs, service and quality are competitive with equivalent services provided in the semiconductor industry and meet Fairchild's needs; provided, however that nothing herein is intended to delay Fairchild with its business planning or ability to sell products. Exhibit 3, Table 2 lists some of these new products, along with estimated final test revenue. Fairchild is not bound by the projections listed in Exhibit 3, Table 2.

         9.2 Test Services at Other Fairchild Owned Facilities. Artest agrees that any products developed by Fairchild that can be assembled at its other owned facilities (usually products with less than 20 pins) will be tested by Fairchild and not Artest.

         9.3 Yearly Run Rates. Fairchild agrees to provide Artest yearly run rates of its products for all Engineering and Test Services set forth in
     Section IV of this Agreement, that can meet or exceed [*] of equivalent production probe and/or final test volume as estimated in Exhibit 3 for a period of three (3) years provided that Artest's cost, service and quality for these services are competitive with equivalent cost, service and quality provided in the semiconductor industry. In addition, Fairchild does not guarantee any specific product mix. If at the end of each 12-month period from the execution of this agreement, Fairchild has not met the minimum guaranteed production revenue, then Fairchild shall pay any remaining difference between actual testing services revenue and [*] within 30 days of the end of each 12-month period.

     10. Term of Services Contract. Unless otherwise specified, the term of the Engineering Test Services part of the Agreement shall be for a minimum of three (3) years from the date of the execution of this Agreement.

     11. Termination and Renewal. At least 90 but not more that 180 days before the expiration of this Agreement, the parties shall notify each other in writing whether the Agreement will terminate. If the parties do not provide such notification, the Agreement will automatically renew for a period of one year at prices to be agreed upon. Thereafter, the agreement will automatically renew each year until the parties provide written notice of its termination.

     12. Termination for Cause. If either party materially breaches a provision and fails to cure such breach within the thirty (30) days after receiving written notice from the other party, such other party shall have the right at its option to terminate the Engineering Test Services portion of this Agreement. Upon termination of the Engineering Test Services portion of this



* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Agreement for cause, the parties shall pay to each other any fees or rents due at the time of the termination.

     13. Bankruptcy. Should either party: (i) become insolvent, (ii) make an assignment for the benefit of creditors; (iii) file or have filed against it a petition in bankruptcy or reorganization; (iv) have a receiver, manager, administrator, or administrative receiver appointed; or (v) institute any proceedings for liquidation or winding up; then the other party may, in addition to other rights and remedies it may have, terminate this Agreement immediately by written notice.

     14. Property Upon Termination. Upon expiration or termination of this Agreement, both parties will deliver to the other all property of the other party that they may have in their possession or control.

                              V.   MISCELLANEOUS

     15. Invoices. Unless otherwise provided in this Agreement, Artest and Fairchild shall invoice each other for fees for any Engineering Test Services provided pursuant to this agreement. All invoices shall be due and payable when invoiced, and shall be deemed overdue if they remain unpaid thirty (30) days after they become payable. Overdue amounts shall accrue interest at the rate of two (2) percent per month, or at the highest legal interest rate, if less.

     16. Confidential Information. During the term of this Agreement and subsequent thereto, the receiving party will keep all Confidential Information of the other party in confidence and will not, without prior written consent of the disclosing party, publish, disclose or otherwise make available, directly or indirectly, any item of Confidential Information to any person other than those of the receiving party's employees, agents or contractors who need to know the same in the performance of their duties for the receiving party.

     17. Dispute Resolution. The parties shall attempt in good faith to resolve any dispute arising out of this Agreement, including but not limited to any dispute regarding the interpretation of or performance under said Agreement, promptly by negotiations. If these negotiations should fail, the parties shall resolve any dispute by submitting it to binding arbitration in San Jose, California under the rules of the American Arbitration. Notwithstanding the foregoing, either party shall have the right to seek preliminary injunctive relief at any time. The prevailing party shall have all reasonable legal fees reimbursed.

     18. Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and the State of California. The parties agree that the United Nations Convention on Contracts for the International Sale of goods is specifically excluded from application to this Agreement.

     19. Notices. Any notices required or permitted hereunder will be given to the appropriate party at the address specified below or at such other address as the party may specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or, if sent by certified or registered mail, three (3) days after the date of mailing.

          As to:  Fairchild Semiconductor

                         Sam Lee
                         Fairchild Semiconductor
                         350 Ellis Street
                         Mountain View, CA  94043

                  with a copy to

                         Joel Pond
                         Fairchild Semiconductor
                         333 Western Ave.
                         South Portland, ME  04106

                  Artest Corporation:

                         Jen Kao
                         Artest Corporation
                         678 Almanor Ave.
                         Sunnyvale, CA 94086

     20. Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same Agreement.

     21. Complete Understanding and Modification. This Agreement and the Exhibits attached hereto constitute the full and complete understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior understandings and agreements relating to such subject matter. Any waiver, modification, or amendment of any provision of this Agreement shall be effective only if in writing and signed by each of the parties hereto.

     22. Waiver. The failure of either party to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time be deemed a waiver or relinquishment of that right or power for all or any other time.

     23. Force Majeure. The parties shall not be liable for any delay or failure to perform, in whole or in part, caused by the occurrence of any contingency beyond its reasonable control, including but not limited to, war, sabotage, insurrection, rebellion, riot or other act of civil disobedience, act of public enemy, failure or delay in transportation, act of any government or any agency or subdivision thereof, judicial action, labor disputes, shortages of materials, fire, accident, explosion, epidemic, quarantine restrictions, storm, flood or earthquake.

     In Witness Whereof, the duly authorized representative of the parties has executed this Agreement as of the effective Date.


FAIRCHILD SEMICONDUCTOR                                 ARTEST CORPORATION

Signed: /s/ Michael Hollabaugh                          Signed: /s/ Jen Kao
       -------------------------------------                   ----------------------------------

Printed Name:  Michael Hollabaugh                       Printed Name:  Jen Kao

Title:  V.P., Mixed Signal Business Unit                Title:  President & CEO

Date:  September 28, 1999                               Date:  September 30, 1999

                                   Exhibit 1

Asset Description     Artest #          Location        Comments
-----------------     --------          --------        --------
[*]                     001             test floor      [*]
[*]                     001             test floor      [*]
[*]                     001             test floor      [*]
[*]                     001             test floor      [*]
[*]                     002             test floor      [*]
[*]                     002             test floor      [*]
[*]                     002             test floor      [*]
[*]                     003             test floor      [*]
[*]                     004             test floor      [*]
[*]                     005             test floor      [*]
[*]                     006             test floor
[*]                     007             test floor      [*]
[*]                     008             test floor
[*]                     009             test floor
[*]                     010             test floor
[*]                     011             test floor
[*]                     012             test floor      [*]
[*]                     013             test floor      [*]
[*]                     014             test floor
[*]                     015             test floor
[*]                     016             test floor
[*]                     017             test floor
[*]                     018             test floor
[*]                     019             test floor
[*]                     020             test floor
[*]                     021             test floor
[*]                     022             test floor
[*]                     023             test floor      [*]
[*]                     024             test floor      [*]
[*]                     025             test floor      [*]
[*]                     026             test floor
[*]                     027             test floor
[*]                     028             test floor
[*]                     029             test floor
[*]                     030             test floor
[*]                     031             test floor
[*]                     032             Test floor
[*]                     033             Test floor
[*]                     034             Shipping
[*]                     035             Shipping
[*]                     036             Shipping
[*]                     037             Shipping
[*]                     038             Shipping
[*]                     039             Shipping
[*]                     040             Shipping
[*]                     041             Shipping
[*]                     043             Assembly
[*]                     044             Assembly
[*]                     044             Shipping
[*]                     045             Assembly
[*]                     046             Assembly
[*]                     047             Assembly
[*]                     048             Burn in area
[*]                     049             Burn in area
[*]                     050             Burn in area
[*]                     051             Burn in area
[*]                     052             Burn in area
[*]                     053             Burn in area
[*]                                     MTV
         Misc
[*]                                     Maint. Room
[*]
[*]

[*]


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   Exhibit 2

               Table 1: Employees to be transferred to Artest.
               ----------------------------------------------

                                                                              # of weeks                 Total
Name                    DOH     Years of    Hourly     Shift         Total    Severance      Hours/    Severance
                                Service      Rate    Differential    Rate        Pay          Week      $ Amount
-----------------------------------------------------------------------------------------------------------------
[*]                     [*]       [*]         [*]        [*]          [*]        [*]            40         [*]
[*]                     [*]       [*]         [*]        [*]          [*]        [*]            40         [*]
[*]                     [*]       [*]         [*]        [*]          [*]        [*]            35         [*]
[*]                     [*]       [*]         [*]        [*]          [*]        [*]            35         [*]
[*]                     [*]       [*]         [*]        [*]          [*]        [*]            35         [*]
[*]                     [*]       [*]         [*]        [*]          [*]        [*]            40         [*]
                                                                                                         -------
                                                                                                           [*]

                       Table 2: Facility Rental Details
                       --------------------------------

Rent based on 4,000 Sq. Ft. @ full service rate of $1.46 per Sq. Ft. =
$5840/month
Square Footage includes:
        Test Floor 2,805 Sq. Ft.
        Shipping Area 483 Sq. Ft.
        One Office 230 Sq. Ft.
        Warehouse Space 482 Sq. Ft. (Mark & Pack)




* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   Exhibit 3
                                      [*]





* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.